Exhibit 10.4

CONVERSION AND EXCHANGE AGREEMENT

THIS CONVERSION AND EXCHANGE AGREEMENT, dated as of January 24, 2013 (this “Agreement”) is entered into by and among National Holdings Corporation, a Delaware corporation (the “Company”) and National Securities Growth Partners LLC (the “Holder”).

WITNESSETH

WHEREAS, the Holder holds certain convertible notes issued by the Company in the aggregate initial principal amount of $5,000,000 (collectively, the “Notes”);

WHEREAS, the Notes are convertible into units of the Company consisting of (i) the Company’s Series E preferred stock, par value $0.01 per share (the “Series E Preferred Stock”) and (ii) a warrant (the “Warrants”) exercisable for shares of the Company’s common stock, par value $0.02 per share (the “Common Stock”);

WHEREAS, the Holder desires to (i) first, convert all of the Holder’s Notes in accordance with the terms thereof, (ii) second, convert all of the Holder’s Series E Preferred Stock issuable upon conversion of the Holder’s Notes in accordance with the terms of the Certificate of Designation, Preferences and Rights for the Series E Preferred Stock, dated March 30, 2012 (the “Certificate of Designation”); and (iii) third, exchange all of the Holder’s Warrants, issuable to the Holder upon conversion of the Holder’s Notes, for shares of Common Stock;

WHEREAS, the Transactions (as defined below) shall be made pursuant to an exemption under the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, the parties desire to enter into the Transactions upon the terms and conditions herein.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

1.   On the Closing Date (as hereinafter defined), the Holder agrees as follows:

(a) to convert all of the Holder’s Notes (and all accrued and unpaid interest thereon), effective as of the Closing Date, in full in accordance with the terms and conditions of the Notes, and as set forth in Schedule A attached hereto (the “Note Conversion”); the Holder’s rights under the Notes shall be extinguished and be of no further force and effect immediately following the Note Conversion;

(b) to convert all of the Holder’s Series E Preferred Stock issuable to the Holder upon conversion of the Notes, effective as of the Closing Date, in full in accordance with the terms and conditions of the Certificate of Designation, and as set forth in Schedule B attached hereto (the “Series E Preferred Stock Conversion”); the Holder’s rights with respect to the Series E Preferred Stock issuable to the Holder upon conversion of the Notes will terminate immediately following the Series E Preferred Stock Conversion; and

(c) to execute the Warrant Exchange Agreement attached hereto and surrender to the Company for exchange, all of such Holder’s Warrants, together with all appropriate endorsements and instruments of transfer, and, in exchange therefor, the Company shall issue to the Holder the number of shares of Common Stock as set forth on Schedule A to such Warrant Exchange Agreement (the “Warrant Exchange”, and together with the Note Conversion and the Series E Preferred Stock Conversion, the “Transactions”); the Holder’s rights under the Warrants shall be extinguished and be of no further force and effect immediately following the Warrant Exchange.

2.   The consummation of the Transactions are referred to in this Agreement as the “Closing.” The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York City time, on the date hereof (or such later date as is mutually agreed to by the Company and the Holder) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 8 and 9 below at the offices of Troutman Sanders LLP, 405 Lexington Avenue, New York, New York 10174 or such other location as is mutually agreed by the Company and the Holder.

3.   The Holder hereby represents and warrants that as of the date hereof:

(a) the Holder acknowledges and agrees to the terms and conditions of the Transactions as provided for herein;

(b) the Holder is a limited liability company, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

(c) the Holder has the requisite power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Holder and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action, and no further consent or authorization of the Holder or its managers or members is required. This Agreement has been duly authorized, executed and delivered by the Holder and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Holder enforceable against the Holder in accordance with the terms hereof;

(d) the execution, delivery and performance of this Agreement and the consummation by the Holder of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of the Holder’s organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which the Holder is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Holder or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on the Holder). The Holder is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement;

(e) the Holder is acquiring the Common Stock for its own account for the purpose of investment and not with a view to or for sale in connection with distribution. The Holder does not have a present intention to sell the Common Stock nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Common Stock to or through any person or entity. The Holder acknowledges that it is able to bear the financial risks associated with an investment in the Common Stock and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company;

(f) the Holder is an “accredited investor” as defined in Regulation D promulgated under the Securities Act. The Holder is not required to be registered as a broker- dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Holder is not a broker-dealer;

(g) the Holder understands that the Common Stock must be held indefinitely unless such Common Stock is registered under the Securities Act or an exemption from registration is available. The Holder acknowledges that the Holder is familiar with Rule 144, promulgated pursuant to the Securities Act (“Rule 144”), and that such person has been advised that Rule 144 permits resales only under certain circumstances;

(h) the Holder understands that the Common Stock is being offered and sold in reliance on a transactional exemption from the registration requirement of Federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder in order to determine the applicability of such exemptions and the suitability of the Holder to acquire the Common Stock; and

(i) the Holder has not agreed to act with any other person for the purpose of acquiring, holding, voting or disposing of the Common Stock acquired hereunder for purposes of Section 13(d) under the Exchange Act, and the Holder is acting independently with respect to its investment in the Common Stock.

4.   The Holder hereby agrees to indemnify and hold harmless the Company, its officers, directors, successors and assigns, and any person now or hereafter acting as the Company’s transfer agent or acting in any similar capacity, from and against any and all liability, loss, damage and expense in connection with, or arising out of such person’s actions in accordance with the terms of this Agreement.

5.   The Company hereby represents and warrants that as of the date hereof:

(a) it is duly incorporated, validly existing and in good standing under the laws of the State of Delaware;

(b) it has the requisite power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors is required. This Agreement has been duly authorized, executed and delivered by the Company and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with the terms hereof; and

(c) the execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of the Company’s organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which the Company is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Company or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on the Company). The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement.

6.   The Holder hereby covenants that:

(a) between the date hereof and the Closing Date, the Holder shall not take any action that would, or that could reasonably be expected to, result in any of the representations and warranties of the Holder set forth in this Agreement becoming untrue; and

(b) the Holder will, between the date hereof and the Closing Date, maintain its existence and good standing in its jurisdiction of organization and in each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires such qualification, and that it will not amend or modify its organizational documents.

7.   The Company hereby covenants that between the date hereof and the Closing Date, the Company shall not take any action that would, or that could reasonably be expected to, result in any of the representations and warranties of the Company set forth in this Agreement becoming untrue.

8.   The obligations of the Company to the Holder hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Holder with prior written notice thereof:

a             the Holder shall have duly executed this Agreement and delivered the same to the Company;

(a) the Holder shall have delivered its Note certificate(s) to the Company;

(b) the Holder shall have delivered its Notice of Conversion and Series E Preferred Stock certificate(s), if any, to the Company;

(c) the Holder shall have delivered its Warrant certificate(s), if any (or a properly completed Affidavit of Lost, Stolen or Destroyed Securities), to the Company; and

(d) the Company’s board of directors shall have duly authorized the Transactions.

9.   The obligations of the Holder hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Holder’s sole benefit and may be waived by the Holder at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) the Company shall have duly executed and delivered this Agreement to the Holder;

(b) the Company shall have duly executed and delivered to the Holders certificates representing the shares of Common Stock issuable upon conversion of the Series E Preferred Stock and exchange of the Warrants; and

(c) the Company shall have raised at least $5 million through the sale of common stock at a purchase price no less than thirty cents ($.30) per share in a private placement transaction by March 31, 2013.

10.    Miscellaneous.

(a) This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of law principles that would defer to the substantive laws of another jurisdiction.

(b) The Company and the Holder agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement;

(c) This Agreement constitutes the entire agreement between the parties regarding the subject transaction, superseding any prior agreements or understandings between them, and shall be binding upon the Holder and the Holder’s permitted assigns and shall inure to the benefit of the Company and its successors and assigns.

(d) This Agreement may be amended only by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived; and

(e) This Agreement may be executed in several counterparts, including by way of facsimile or electronic transmission, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement is accepted as of the date first written above.

NATIONAL HOLDINGS CORPORATION

By:	/s/ Mark Goldwasser
Name: Mark Goldwasser Title: CEO

NATIONAL SECURITIES GROWTH PARTNERS LLC

By:	/s/ Robert B. Fagenson
Name: Robert B. Fagenson Title: Managing Member

[Signature Page to Note Exchange Agreement]

SCHEDULE A

Holder	Principal Amount of Notes and Accrued Interest Being Converted	Number of Shares of Series E Preferred Stock Received on Conversion	Number of Common Stock Received on Conversion
National Securities Growth Partners LLC	$5,000,000	100,000	10,000,000